TRANSFER AGENCY AND SERVICE AGREEMENT


     AGREEMENT made as of the l3th day of August, 2001 by and between Rochdale Investment Trust (the "Trust"), a Delaware business trust, on behalf of each fund (the "Fund" or "Funds"), each a series of the Trust, and ICA Fund Services Corp., a Delaware corporation ("ICA").

     WHEREAS, the Trust is an open-end management series investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, ICA provides certain accounting services to the Trust pursuant to an agreement dated September 1, 2001, and also provides certain administration services to the Trust pursuant to an agreement dated June 28, 1998; and

     WHEREAS, the Trust desires to appoint ICA as the transfer agent, dividend disbursing agent and agent of each of the Funds; and

     WHEREAS, ICA is registered as a transfer agent under the Securities Exchange Act of 1934 (the "1934 Act") and is willing to furnish such services in accordance with the terms hereinafter set forth;

     WHEREAS, the Trust desires to appoint ICA to perform other specified services in connection with certain other activities, and ICA desires to accept such appointment;

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the Trust and ICA hereby agree as follows:

1. TERMS OF APPOINTMENT; DUTIES OF ICA

     1.01. Subject to the terms and conditions set forth in this agreement, the Trust hereby employs and appoints ICA, and ICA agrees, to act as the transfer agent for the Fund's authorized and issued shares of beneficial interest
("Shares") and the dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of the Fund ("Shareholders").

     1.02. ICA agrees that it will perform the following services:

          (a) In accordance with the Trust's Registration Statement with respect to the Fund, which describes how sales and redemptions of Shares shall be made and in accordance with any relevant Securities Acts and the rules thereunder, ICA shall:

               (i) Receive for acceptance orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the Custodian of the Fund authorized by the Board of Trustees of the Trust (the "Custodian");

               (ii) Pursuant to purchase orders, issue the appropriate number of full and fractional Shares and hold such Shares in the appropriate Shareholder account;

               (iii) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

               (iv) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

               (v) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

               (vi) Prepare and transmit payments for dividends and distributions declared by the Fund, and effect dividend and capital gains distribution reinvestments in accordance with Shareholder instructions;

               (vii) Serve as a record keeping  transfer agent for the Fund, and
          maintain   records  of  account  for  and  advise  the  Fund  and  its
          Shareholders as to the foregoing; and

               (viii) Record the issuance of Shares and maintain pursuant to SEC Rule 1 7Ad- 10(e) a record of the total number of Shares which are authorized, based upon data provided to it by the Fund, and issued and outstanding.

          (b) In addition to and not in lieu of the services set forth in the above paragraph (a), ICA shall:

               (i) Perform all of the  customary  services of a transfer  agent, dividend disbursing agent, including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and
          statements   of  account  to   Shareholders   for  all  purchases  and
          redemptions of Shares and other confirmable transactions in Shareholder accounts as prescribed in the federal securities laws or as described in the Trust's Registration Statement, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and

               (ii) provide a system and reports which will enable the Fund to monitor the total number of Shares sold in each State. The responsibility of ICA pursuant to this Agreement for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue-sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

               Procedures applicable to certain of these services may be established from time to time by agreement between the Trust and ICA.

     1.03. The Trust and/or Fund agrees that it will:

          (i) identify to ICA in writing those transactions and shares to be treated as exempt from blue sky reporting for each State; and

          (ii) monitor the daily activity for each State, as provided by ICA.

     1.04. In the performance of these services, ICA agrees that it shall act in good faith and with due diligence and prudence consistent with the highest standards that are usual and customary for mutual fund transfer agents.

2.   FEES AND EXPENSES

     2.01. For performance by ICA pursuant to this Agreement, the Trust agrees to pay ICA fees as set out in the fee schedule attached hereto. Such fees and out-of pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Trust and ICA.

     2.02. In addition to the fee paid under Section 2.01 above, the Trust agrees to reimburse ICA for out-of-pocket expenses or advances incurred by ICA in connection with its duties under this Agreement. In addition, any other expenses incurred by ICA with the consent of the Trust will be reimbursed by the Trust.

     2.03. Unless otherwise stated, ICA shall look only to the assets of the Fund to satisfy the fees earned and expenses incurred by ICA.

3. INDEMNIFICATION

     3.01. ICA shall not be responsible for, and the Trust shall indemnify and hold ICA harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

          (a) All actions of ICA or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence, willful misconduct, or in reckless disregard of its duties under this Agreement.

          (b) The Trust's refusal or failure to comply with the terms of this Agreement, or which arise out of the Trust's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Trust hereunder.

          (c) The reliance on or use by ICA or its agents or subcontractors of information, records and documents which (i) are received by ICA or its agents or subcontractors and furnished to it by or on behalf of the Trust, and (ii) have been prepared and/or maintained by the Trust or any other person or firm on behalf of the Trust.

          (d) The reliance on or the carrying out by ICA or its agents or subcontractors of any written instruction signed by an officer of the Trust, or any legal opinion of counsel to the Trust.

          (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

          (f) The content, adequacy or completeness of any prospectus, proxy statement, financial report or other document required or requested by the Trust to be transmitted to Shareholders.

     3.02. ICA shall indemnify and hold the Trust harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by ICA as a result of ICA's lack of good faith, negligence or willful misconduct or the breach of any warranty or representation of ICA hereunder.

     3.03. At any time ICA may apply to any officer of the Trust for instructions, and may consult with the Trust's legal counsel with respect to any matter arising in connection with the services to be performed by ICA under this Agreement, and ICA [and its agents or subcontractors]shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. ICA [its agents and subcontractors] shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided ICA or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. ICA [its agents and subcontractors] shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

     3.04. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

     3.05. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

     3.06.  In  order  that the  indemnification  provisions  contained  in this
Article 3 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

4.   COVENANTS OF THE TRUST AND ICA

     4.01. ICA shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable, provided such form and manner of recordkeeping conforms to the applicable provisions of the 1934 Act and the 1940 Act. To the extent required by Section 31 of the 1940 Act and the Rules thereunder, ICA agrees that all such records prepared or maintained by ICA relating to the services to be performed by ICA hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

     4.02. ICA and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     4.03. In case of any requests or demands for the inspection of the Shareholder records of the Fund, ICA will notify the Trust and secure instructions from an authorized officer of the Trust as to such inspection. ICA reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to do so unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify ICA against such liability and shall promptly notify the Trust of any unusual request to inspect or copy the shareholder records of the Fund or the receipt of any other unusual request to inspect, copy or produce the records of the Trust.

     4.04. The Trust covenants that it shall keep its Registration Statement with respect to the Fund current and in effect; that such Registration Statement shall contain all the information required by Form N-i A under the 1940 Act; that such Registration Statement shall contain no material misstatements of fact or fail to state any facts the omission of which would render the facts stated misleading; and that the Trust shall be responsible for the payment of all registration fees applicable to the Shares. The Trust agrees to notify ICA of all states in which the Fund's Shares are registered for sale, any limitations on the amount of Shares that can be sold in any state and any changes in the status of a state registration.

5.   TERMINATION OF AGREEMENT

     5.01. This Agreement shall become effective as of the date hereof and shall remain in force for an indefinite period, provided however, that both parties to this Agreement have the option to terminate the Agreement, without penalty, upon sixty (60)days' prior written notice.

          5.02. Should the Trust exercise its right to terminate, all expenses incurred by ICA associated with the movement of records and material will be borne by the Trust. Such expenses will include all out-of-pocket expenses and the reasonable cost of all time incurred to train or consult with the successor transfer agent with regard to the transfer of shareholder accounting and stock transfer responsibilities.

6.   AMENDMENTS TO THIS AGREEMENT

     This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.

7.   MERGER OF AGREEMENT

     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

8.   NOTICES

     All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust:                              To ICA:
Rochdale Investment Trust                  ICA Fund Services Corp.
570 Lexington Avenue                       4455 E. Camelback Road, Suite 26lE
New York, NY 10022-6837                    Phoenix, AZ 85018


9.   SYSTEMS AND INSURANCE

     ICA represents and warrants that: it maintains adequate and reliable computer and other equipment necessary or appropriate to carry out its obligations under this Agreement. In the event of computer or other equipment failures beyond its reasonable control, ICA shall use its best efforts to minimize service interruptions. ICA represents and warrants that the various procedures and systems which it has implemented with regard to safekeeping from loss or damage attributable to fire, theft or any other cause of the records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder. ICA further represents the various procedures and systems which ICA has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of the Trust and ICA's records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder. ICA will provide to the Trust on request certified copies of documents evidencing insurance coverage information and backup systems procedures and shall, in any event, notify the Trust should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. ICA shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by ICA under its insurance coverage.

10.  MISCELLANEOUS

     (a) Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (b) This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     (c) This Agreement shall be governed by, and its provisions shall be construed in accordance with, the laws of the State of Delaware. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ROCHDALE INVESTMENT TRUST                   ICA FUND SERVICES CORP.
By:     /s/ Carl Acebes                     By:      /s/ Eric Banhazl
Name:   Carl Acebes                         Name:    Eric Banhazl
Title:  Chairman and Trustee                Title:   Vice President

                            ROCHDALE INVESTMENT TRUST

               AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

     THIS ADDENDUM dated __________, 2002 to Section 7 of the Transfer Agent Servicing Agreement (the "Agreement") dated August 13, 2001, by and between Rochdale Investment Trust organized as a business trust in the state of Delaware (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company and successor party in interest to Firstar Mutual Fund Services, LLC (hereinafter referred to as "USBFS"), hereby amends the Agreement as set forth below.

     Section 7 Proprietary and Confidential Information of the Agreement shall be replaced in its entirety with the following:

     USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the portfolios organized under the Trust and their prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     Notwithstanding the above, USBFS will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Graham-Leach Bliley Act (the "Act") as may be modified from time to time. Further, USBFS will not share any nonpublic personal information concerning any of the Trust portfolios' shareholders to any third party unless specifically directed by the Trust or allowed under one of the exceptions noted under the Act.



Rochdale Investment Trust                        U.S. Bancorp Fund Services, LLC


By:                                              By:
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